UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive, Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 13, 2015, Xylem Inc. (the “Company”) issued a press release announcing preliminary financial results for the quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, Michael T. Speetzen notified the Company that he is resigning as Senior Vice President and Chief Financial Officer to accept another chief financial officer position. His resignation is effective on July 30, 2015.

On July 13, 2015, Shashank Patel was appointed as the Company’s Interim Chief Financial Officer effective on July 30, 2015. Mr. Patel will serve in this capacity while the Company conducts a search for a permanent successor.

Mr. Patel, 55, has served as CFO and Vice President, Finance for the Company’s Applied Water Systems division since 2011, where he leads financial planning, accounting and controls for this business. Prior to that he served as Vice President, Finance and Controller from 2010 to 2011 for the Residential Commercial Water division of ITT Corporation, the Company’s former parent. Mr. Patel has also served in a number of other leadership roles in finance, operations and engineering at the Company since 1996.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release issued by Xylem Inc. on July 13, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: July 13, 2015	By:	/s/ John P. Connolly
John P. Connolly
Vice President, Controller & Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Xylem Inc. on July 13, 2015.

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